As filed with the Securities and Exchange Commission on July 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONNECT BIOPHARMA HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

12265 El Camino Real, Suite 350

San Diego, CA 92130

(Address of Principal Executive Offices and Zip Code)

2021 Stock Incentive Plan

2021 Employee Share Purchase Plan

(Full Title of the Plans)

Connect Biopharm LLC

12265 El Camino Real, Suite 350

San Diego, CA 92130

Tel: +1 858 344 1036

(Name and Address of Agent for Service)

+1 858 344 1036

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Cheung Ying (Cathy) Yeung, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852 2912 2500	Michael E. Sullivan, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 +1 858 523 5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional 10,000,000 ordinary shares, par value $0.000174 per share (“Ordinary Shares”), of Connect Biopharma Holdings Limited (the “Registrant”) that are issuable or may become issuable under the following employee benefit plans: (i) the Connect Biopharma Holdings Limited 2021 Stock Incentive Plan (the “2021 Plan”) and (ii) the Connect Biopharma Holdings Limited 2021 Employee Share Purchase Plan (the “2021 ESPP”) pursuant to the provisions of those plans providing for an automatic increase in the number of Ordinary Shares reserved for issuance under such plans. The securities to be registered hereby may be represented by American depositary shares (“ADSs”) of the Registrant. Each ADS represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-254215).

In accordance with Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-254524, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2021, previously filed with respect to the 2021 Plan and 2021 ESPP, are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing information specified in this Part I of Form S-8 will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

Part I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

a)	our Annual Report on Form 20-F (File No. 001-40212) filed with the SEC for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022; and

b)

the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 12, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain Reports on Form 6-K furnished by the Registrant to the Commission (which indicate that they are incorporated herein by reference) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibit Index.

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 (File No. 333-253631) filed with the Commission on March 12, 2021)

4.2	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 (File No. 333-253631) filed with the Commission on March 12, 2021)

4.3	Deposit Agreement dated March 18, 2021, among the Registrant, the depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-8 (File No. 333-254524) filed with the Commission on March 19, 2021.

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

10.1	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 (File No. 333-253631) filed with the Commission on March 12, 2021)

10.2	2021 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 (File No. 333-253631) filed with the Commission on March 12, 2021)

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 1, 2022.

CONNECT BIOPHARMA HOLDINGS LIMITED

By:	/s/ Zheng Wei, Ph.D.
	Name:	Zheng Wei, Ph.D.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zheng Wei, Ph.D. and Steven Chan and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 1, 2022 in the capacities indicated:

NAME	TITLE	DATE

/s/ Zheng Wei, Ph.D.	Chief Executive Officer and Member of the Board (Principal Executive Officer)	July 1, 2022
Zheng Wei, Ph.D.

/s/ Steven Chan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2022
Steven Chan

/s/ Wubin (Bill) Pan, Ph.D.	President and Chairman of the Board	July 1, 2022
Wubin (Bill) Pan, Ph.D.

/s/ Derek DiRocco, Ph.D.	Member of the Board	July 1, 2022
Derek DiRocco, Ph.D.

/s/ Kan Chen, Ph.D.	Member of the Board	July 1, 2022
Kan Chen, Ph.D.

/s/ Jean Liu	Member of the Board	July 1, 2022
Jean Liu

/s/ Karen J. Wilson	Member of the Board	July 1, 2022
Karen J. Wilson

/s/ Kleanthis G. Xanthopoulos, Ph.D.	Member of the Board	July 1, 2022
Kleanthis G. Xanthopoulos, Ph.D.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Connect Biopharma Holdings Limited, has signed this registration statement on July 1, 2022.

By:	/s/ Zheng Wei, Ph.D.
	Name:	Zheng Wei, Ph.D.
	Title:	Authorized Signatory